                                                                 EXHIBIT 10.g


                        LEASE AGREEMENT
                            BETWEEN

                 OLD CARRIAGE ASSOCIATES, LANDLORD

                              AND

                CRYOMEDICAL SCIENCES, INC., TENANT


      Section                                      Page

1.   DESCRIPTION OF THE PROPERTY                    1
     (a) Demised Premises                           1
     (b) Common Areas                               1
2.   TERM                                           1
3.   USE OF PREMISES                                1
4.   RENT                                           1
     (a) Base Rent                                  1
     (b) Renewal Option                             1
     (c) Timely Payment                             2
5.   SECURITY DEPOSIT                               2
6.   UTILITIES AND SERVICES                         2
     (a) Costs                                      2
     (b) Interruption of Service                    2
7.   MAINTENANCE AND REPAIRS                        3
     (a) By Landlord                                3
     (b) By Tenant                                  3
8.   ALTERATIONS                                    3
     (a) By Landlord                                3
     (b) By Tenant                                  3
9.   INDEMNIFICATION AND LIABILITY OF LANDLORD      3
     (a) Indemnification by Tenant                  3
     (b) Limited Liability of Landlord              3
10.  INSURANCE                                      3
11.  CASUALTY OR CONDEMNATION                       3
12.  ASSIGNMENT AND SUBLETTING                      4
13.  TENANT'S DEFAULT                               4
     (a) Events of Default                          4
     (b) Landlord's Remedies                        4
14.  COSTS OF COLLECTION AND ENFORCEMENT            4
15.  SUBORDINATION                                  4
16.  ATTORNMENT                                     5
17.  ESTOPPEL CERTIFICATES                          5
18.  SURRENDER OF PREMISES                          5
19.  LEASING COMMISSIONS                            5

20.  GENERAL PROVISIONS                             5
     (a) Entire Agreement                           5
     (b) Time of the Essence                        5
     (c) Separability                               5
     (d) No Waiver                                  5
     (e) Cumulative Remedies                        6
     (f) Captions                                   6
     (g) Notices                                    6
     (h) Authority                                  6
     (i) Applicable Laws                            6

EXHIBIT B   Rules and Regulations

                             LEASE AGREEMENT

     THIS LEASE is executed this 27th day of April, 2000 by and between OLD CARRIAGE ASSOCIATES, having a business address at 8843 Orchard Tree Lane, Towson, Maryland 21286 (the "Landlord") and CRYOMEDICAL SCIENCES, INC., having a business address at 2313 Maple Road, Baltimore, Maryland 21219 (the "Tenant").

     1.   DESCRIPTION OF THE PROPERTY.

          (a) Demised Premises. Subject to the terms and conditions of this Lease, and in consideration of the rent to be paid by Tenant and the agreements to be observed and performed by Tenant, Landlord hereby leases approximately 1,500 rentable square feet of the one-story building (the "Building") located at 1113 Old North Point Road, Unit 1, Baltimore, Maryland 21222 (the "Property").

          (b) Common Areas. Tenant will have the right, in common with others, to use and enjoy the parking areas, driveways, entrances, walkways, and other common facilities or improvements serving the Premises.

     2.   TERM.

          The initial term of this Lease (the "Lease Term") will be for a period of one (1) year. The Term will commence at 8:00 a.m. on May 15, 2000 and will terminate at 5:00 p.m. on May 14, 2001.

     3.   USE OF PREMISES.

          Tenant will use the Premises only for warehouse and manufacturing of medical equipment and for no other purpose. In its use of the Premises and the Building, Tenant will not violate any public law, ordinance or regulation. No hazardous materials, except normal office equipment solvents, etc., shall be used by Tenant on the Premises. In addition, Tenant will comply with all rules and regulations from time to time promulgated by the Landlord for operation of the Building. A copy of the current rules and regulations for the Building is attached as Exhibit B. A violation of any of the rules and regulations constitutes a default by Tenant under this Lease.

     4.   RENT.

          (a) Base Rent. Tenant will pay to Landlord base rent (the "Base Rent") in accordance with the following schedule:

          05/15/00  -    Rent abated in lieu of Tenant making all improvements
to the space
          06/14/00

          06/15/00  -    $750.00 per month for 11 months
          05/14/01


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
Payments of Base Rent will be made in advance, without notice being sent to Tenant or demand being made by Landlord, on the first day of each month; if only a part of a calendar month falls within the Lease Term, a per diem adjustment in Base Rent will be made with respect to such month.

          (b) Renewal Option. It is agreed that the Tenant shall have the privilege of renewing this lease for one (1) additional term of one (1) year under the same terms and conditions contained in this lease, except said rental for the one (1) year option period shall be adjusted to Nine Thousand Four Hundred Fifty Dollars ($9,450.00) per annum, which shall be payable in equal monthly installments of Seven Hundred Eighty Seven Dollars and Fifty Cents ($787.50).

               Notice of election to exercise this renewal must be given Landlord in writing at least ninety (90) days prior to the expiration of the then current term of this lease.

          (c) Timely Payment. All payments of Base Rent, and any other item of additional rent will be made by Tenant without right of off-set or deduction, at such address as the Landlord may from time to time designate. If Tenant fails to make any payment on the date such payment is due, Tenant will pay to Landlord as additional rent on the date the next payment of Base Rent is due (i) a late charge equal to 10% of the amount of such late payment and (ii) default interest equal to 12% per year for each day that such payment remains due but unpaid.

     5.  SECURITY DEPOSIT.

         Landlord acknowledges receipt of a security deposit from Tenant in the amount of Seven Hundred Fifty Dollars ($750.00). Provided there exists no breach of this Lease by Tenant, the security deposit will be returned to Tenant, without interest, at the termination of the Lease Term. If all or any part of the security deposit is applied to an obligation of Tenant under this Lease, Tenant will upon request by Landlord immediately restore the security deposit to its original amount. Tenant will not have the right to call upon Landlord to apply all or any part of the security deposit to cure any default or fulfill any obligation of Tenant, but such use will be solely in the discretion of Landlord. Upon a transfer of Landlord's interest under this Lease, the security deposit may be delivered to Landlord's successor. Upon such delivery, Tenant agrees to look solely to any such successor, and hereby releases Landlord of all liability with respect to the security deposit.

     6.  UTILITIES AND SERVICES.

         (a) Costs. The cost of furnishing utilities and other services to the Premises will be allocated as follows:

                       Tenant's Sole
Utility or             Cost and             Include in
Service                Responsibility       Base Rent
-------------       ------------------    --------------
Water and
Sewage                                          X

Fuel for                    X
hot water

Electricity                 X

Heat                        X

Air                         X
Conditioning

Janitorial                  X
service and
supplies

Parking Tenant will be entitled to open parking spaces at no charge. Landlord reserves the right to designate the location of Tenant's parking spaces and Tenant agrees that Tenant and Tenant's employees will use only the spaces so designated.

    (b) Interruption of Service. If any of the utilities or services furnished to the Premises or the Property fails or is temporarily disrupted for any reason beyond the reasonable control of Landlord, then (i) Landlord will use reasonable diligence to effect a resumption of the utility or service; (ii) Landlord will not be liable for any damage suffered by Tenant or others due to such failure or disruption; and (iii) there will be no off-set or deduction from Base Rent, or any other item payable as additional rent under this Lease.

  7. MAINTENANCE AND REPAIRS

    (a) By Landlord. Landlord will, at its expense, maintain the common areas and the exterior of the Building in a clean, safe and sanitary condition and will make all necessary structural repairs or replacements to the Building and the Premises. Tenant will, however, be responsible for reimbursing Landlord for any maintenance, repairs or replacements necessitated by the negligent or willful acts of Tenant, its agents, employees, customers, contractors, visitors or licensees. Tenant will pay to Landlord, as additional rent, the cost of any such maintenance, repairs or replacements within thirty (30) days after receipt of a statements from Landlord indicating the amount due. Tenant will give Landlord prompt written notice of the necessity for such maintenance, repairs or replacements, regardless of the cause.

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    (b) By Tenant. Tenant will, at its expense, maintain the Premises in a clean, safe and sanitary condition and will make all necessary non-structural repairs or replacements to the Premises.

  8. ALTERATIONS.

    (a) By Landlord. The Premises are leased to Tenant in "as is" condition, and Landlord will have no obligation to make any alterations including air conditioning system. Landlord grants permission to Tenant to make any tenant improvements at the Tenant's entire expense.

    (b) By Tenant. Tenant will not make any installations, alterations, additions or improvements to the Premises or the Building without the prior written consent of the Landlord. All such alterations, installations, additions or improvements will be done at the sole cost of Tenant by contractors approved by Landlord, and will be done at such times as Landlord may designate. All alterations, installations, additions or improvements, excluding only Tenant's office furniture, trade fixtures and equipment removable without damage to the Premises, will be the property of Landlord and will remain upon or a part of the Premises upon the termination of this Lease.

  9. INDEMNIFICATION AND LIABILITY OF LANDLORD.

    (a) Indemnification by Tenant. Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any cause of action, suit, claim, damage, loss or expense (including reasonable attorneys' fees) that may arise from the use of the Premises or Building-by Tenant, its agents, employees, customers, contractors, visitors or licensees, unless such cause of action, suit, claim, damage, loss or expense arises from any omission, fault, negligence or other misconduct of the Landlord. Tenant will not settle any cause of action, suit or claim against Landlord without Landlord's prior written consent, which consent will not be unreasonably withheld.

    (b) Limited Liability of Landlord. Tenant acknowledges that upon any default of this Lease by Landlord, Tenant's sole remedy will be against the interest of Landlord in the Property. Tenant further acknowledges that neither the Landlord nor any partner nor shareholder of Landlord shall have any personal liability with respect to any claim arising out of this Lease.

 10. INSURANCE

    Tenant will maintain public liability and property damage insurance with respect to the Premises and the business of Tenant, with limits of liability of $1,000,000.00 in respect to injuries to or death of any one person, $1,000,000.00 in respect to any one occurrence, and $500,000.00 in respect to destruction or damage to property. Tenant's insurance policy will name Landlord as an additional insured, and will provide that Landlord will be given at least ten (10) days advance written notice in the event of cancellation. Tenant will deliver to Landlord on demand evidence of such insurance coverage.

 11. CASUALTY OR CONDEMNATION.

    If at any time during the Lease Term all or substantially all of the Premises or Building is destroyed by fire or other casualty, or if all or substantially all of the Building is taken by the exercise of the governmental power of eminent domain, this Lease will automatically terminate as of the date of such destruction or taking. If, however less than all or substantially all of the Premises or Building is damaged by fire or other casualty, Landlord shall have the option either (i) to repair promptly and diligently such damage, in which case this Lease shall remain in effect without any abatement of Tenant's obligations or (ii) to terminate this Lease as of the date of such damage. If this Lease is terminated in accordance with this Section 11 then, provided the damage to the Premises or the Building was not caused by Tenant, its agents, employees, customers, contractors, visitors or licensees, Tenant will be released from all further liabilities under this Lease and Tenant hereby agrees to release Landlord from all further liabilities, including any claim for damages Tenant may otherwise have had.

     12.  ASSIGNMENT AND SUBLETTING.

          Tenant may not, without Landlord's prior written consent (such consent not be unreasonably withheld or delayed), assign this Lease or make any sublease or permit occupancy of the Premises by anyone other than Tenant.

     13.  TENANT'S DEFAULT.

          (a) Events of Default. The occurrence of any of the following will constitute an event of default by Tenant under this Lease:

               (i) Tenant's failure to pay Base Rent, or any other item of additional rent required of the Tenant under this Lease within five (5) days after written notice from Landlord;

               (ii) Tenant's failure to perform or observe any other agreement or condition on the Tenant's part to be performed or observed under this Lease within ten (10) days after receipt of written notice from Landlord; or

               (iii) the filing by Tenant of a voluntary petition in bankruptcy, the filing of an involuntary petition in bankruptcy against Tenant, Tenant's adjudication as bankrupt or insolvent, or any other action pursuant to which Tenant seeks the protection of the state or federal bankruptcy laws.

          (b) Landlord's Remedies. Upon the occurrence of an event of default by Tenant under this Lease, Landlord may, in addition to any other remedies it may have available at law or in equity, retake possession of the Premises without further notice to Tenant and with or without process of law. Tenant hereby waives its statutory rights (including without limitation, rights of redemption and rights to trial by jury to the extent such rights may be lawfully waived). Landlord may, without notice to Tenant, store Tenant's furnishings, equipment, and other items of personal property and those of any person claiming through or under Tenant, at the expense and risk of Tenant and, if Landlord so elects, may sell such furnishings, equipment and personal property at public or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, and pay over the balance, if any, to Tenant. Notwithstanding that Landlord has retaken possession of the Premises, Tenant shall continue to be liable to Landlord for all payments of Base Rent, during the remaining term of this Lease until such time as Landlord has relet the Premises on terms no less favorable than those contained in the Lease.

     14.  COSTS OF COLLECTION AND ENFORCEMENT.

          Tenant will be liable for any costs or expenses incurred by Landlord in enforcing any terms of this Lease, or in pursuing any legal action for enforcement of Landlord's rights, including reasonable attorney's fees and any other related costs or expenses, should Landlord prevail in any enforcement action. Landlord will be liable for any costs or expenses incurred by Tenant in enforcing any terms of this Lease, or in pursuing any legal action for enforcement of Tenant's rights, including reasonable attorney's fees and any other related costs or expenses, should Tenant prevail in any enforcement action.

     15.  SUBORDINATION.

          Tenant accepts this Lease and the tenancy created by this Lease, subject to and subordinate to any mortgage, deed of trust, or other security interest now existing or hereafter made against the Property or any part of the Property. Although such subordination will be automatic, without further act by Tenant, upon request of Landlord or request of the owner of the Property, Tenant will execute any instrument that may be reasonably requested for the purpose of confirming that this Lease is subject and subordinate to any such mortgage, deed of trust, or other security interest.

     16.  ATTORNMENT.

          Tenant agrees that upon any termination of Landlord's interest in the Property, Tenant will, upon request, attorn to the Landlord's successor and subsequent successors, and will pay to such successor the Base Rent, and all other items of additional rent required to be paid by the Tenant and perform all other terms, covenants, conditions, and obligations of Tenant provided in this Lease.

     17.  ESTOPPEL CERTIFICATES.

          Landlord and Tenant agree at any time and from time to time, upon written request by the other party, to execute, acknowledge and deliver to such other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified, and stating the modifications), the dates to which Base Rent, has been paid, and whether there is any existing notice of default served by either Landlord or Tenant. It is intended that such statement delivered pursuant to this Section 17 may be relied upon by a prospective purchaser or any lender.

     18.  SURRENDER OF PREMISES.

          Upon the expiration or earlier termination of this Lease, Tenant will, without notice from Landlord, surrender possession of Premises broom clean and in as good condition and repair as the Premises are on the date of this Lease, reasonable wear and tear excepted. If Tenant fails to surrender immediately possession of the Premises, then Tenant will, at Landlord's sole election, become a tenant from month to month upon all the terms, covenants and conditions of this Lease except that Tenant will be liable for twice the monthly Base Rent, to be payable to Landlord in monthly installments, in advance, on the first day of each calendar month for so long as Tenant shall remain in possession of the Premises.

Tenant will continue to be liable to Landlord for any damages that Landlord may sustain by virtue of Tenant's failure to surrender the Premises, and Landlord will continue to be entitled to retake possession of the Premises without notice and with or without process of law.

 19. LEASING COMMISSIONS.

    Landlord, its successors and assigns, agrees to pay to MacKenzie Commercial Real Estate Services, LLC, real estate commissions upon the initial term of this Lease, upon any renewals of this Lease and upon the leasing of expansion area during the initial or any renewal term of this Lease, of 7% the first year, 4% the second year, 4% the third year, 3% the fourth year, 3% the fifth year and 2% per year thereafter, all in accordance with the applicable provisions of the commission schedule currently in use by said Realtor, a copy of such schedule having been furnished to the Landlord. In addition, Landlord, its successors and assigns, agrees to pay said Realtor commissions, in accordance with the applicable provisions of the Realtor's schedule, upon the exercising by the Tenant of any purchase options or rights of first refusal pursuant to this Lease.

 20. GENERAL PROVISIONS.

    (a) Entire Agreement. This Lease (including all attached exhibits) constitutes the entire agreement between the Landlord and Tenant, and modification of this Lease will not be binding unless such modification is in writing and signed by the Landlord and Tenant. The Landlord will not be deemed to have given the Tenant any option or right of first refusal with respect to the Premises, unless such option or right of first refusal has been given expressly and in writing.

    (b) Time of the Essence. Time is of the essence of each of the provisions of this Lease.

    (c) Separability. The invalidity or unenforceability of any provision of this Lease will not affect or impair any other provisions or the validity or enforceability of the remainder of this Lease.

    (d) No Waiver. Neither the Landlord nor Tenant shall be deemed to have waived the exercise of any right which it holds under this Lease unless such waiver is made expressly and in writing, and no delay or omission in exercising such right shall be deemed to be a waiver of its future exercise. Further, no such waiver as to any instance involving the exercise of any such right will be deemed a waiver as to any other such instance, or any other such right.

    (e) Cumulative Remedies. The specific remedies to which Landlord may be entitled under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled with respect to any breach or threatened breach by the Tenant of any provision of this Lease.

    (f) Captions. The captions and headings used in this Lease are for convenience and reference only, and shall not be used to construe or interpret this Lease.

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
          (g) Notices. No notice, approval, requested consent or required election to be given or made in accordance with the terms of this Lease shall be effective unless the same is in writing and either hand-delivered against receipted copy or mailed by registered or certified mail, return receipt requested, to Landlord or Tenant at their business addresses as set forth above.

          (h) Authority. If any party to this Lease is a corporation or partnership, the person signing on behalf of such corporation or partnership covenants that he was authorized to do so and that the corporation or partnership is validly existing and qualified to do business in the State of Maryland.

          (i) Applicable Laws. This Lease will be governed and construed under the laws of the State of Maryland. With respect to any action or proceeding arising out of this Lease, the Landlord and Tenant consent to the jurisdiction of any state court sitting in the city or county where the Property is located or the federal court for the District of Maryland in Baltimore City.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

WITNESS/ATTEST:                LANDLORD:  OLD CARRIAGE ASSOCIATES

                               By:   /s/ [SIG]                    (SEAL)
------------------                 -------------------------------

                               Title:  Partner
                                      ----------------------------

                               TENANT:  CRYOMEDICAL SCIENCES, INC.

                               By:  /s/ RICHARD REINHART          (SEAL)
------------------                 -------------------------------

                               Title:  4/27/00
                                      ----------------------------




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
                                  EXHIBIT B

                            Rules and Regulations

     1. Use of Premises and Common Areas. Tenant, its agents, employees, customers, contractors, visitors and licensees will not

          (a) obstruct the driveways, entrances, walkways, halls, stairways or elevators or use them for any purpose other than ingress or egress to and from the Premises. No doormats, trash receptacles or other articles may be placed in the walkways, halls, stairways or other common areas without Landlord's prior written consent.

          (b) make or permit any improper noises, odors or disturbances of any kind or interfere with the use of the Property by other tenants, their agents, employees, customers, contractors, visitors and licensees. No radio, television, musical instrument or recorded music may be played in a loud manner such as to disturb or annoy others.

          (c) use the plumbing, electrical, heating and air conditioning facilities or any purpose other than those for which they were constructed. No sweepings, ashes, rags, trash, chemicals or other substances may be thrown into the plumbing facilities. The electrical wiring may not be overloaded and there will be no interference or tampering with the heating and air conditioning facilities. Waste and excessive use of the plumbing, electrical, heating and air conditioning facilities is prohibited.

          (d) permit, store or use on the Property any material which could cause a fire or explosion or which could produce fumes or vapors.

          (e) conduct any peddling, canvassing or auctioning activities on the Property or manufacture or store any goods or merchandise except the storage of supplies and inventory to be used by Tenant in the conduct of its business.

     2. Daily Closing of Premises. Before closing and leaving the Premises at the end of business hours each day, Tenant will make certain that all windows and all entrance doors are locked and will turn off all lights and all standard electrical office equipment.

     3. Keys and Locks. No additional lock will be installed and no existing lock shall be changed by Tenant, its agents or employees without Landlord's prior written consent. Two keys will be furnished to Tenant and any additional keys required will be secured from Landlord and paid for by Tenant. Extra keys will not be made without Landlord's prior written consent. All keys will be returned to Landlord at the termination of the Lease. Tenant will reimburse Landlord for the costs of changing any locks or replacing any keys lost or damaged by Tenant, its agents or employees.


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
     4. Damage or Theft of Property. Landlord will not be responsible for any damage to, loss or theft of personal property, equipment, money or jewelry from the Property, whether or not such damage, loss or theft occurs when the Premises or the Building is locked against entry.

     5. Tenant's Advertising. Landlord will have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from the Landlord, Tenant will refrain from or discontinue such advertising.

     6. Signs. Tenant will not, without the prior written consent of the Landlord, place or permit to be placed or maintained any signs, lights, advertising matter, decoration or other similar item on or about the Premises if such item would be visible from the exterior of the Premises.

     7. Landlord's Right to Inspect. Tenant will permit Landlord and its agents to enter the Premises to inspect and protect the Premises and the Building and to make such alterations and/or repairs as in Landlord's judgment may be necessary, or to show the Premises and/or Building to prospective tenants or purchasers during the Lease term. Landlord to provide 24 hour notice to inspect property unless it is an emergency.

     8. Property and Rights Reserved to Landlord. Landlord hereby reserves to itself, its successors and assigns any and all rights not granted to Tenant hereunder, including by not limited to, the following:

          (a) the exclusive right to use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes;

          (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

          (c) the right to install and maintain a sign or signs on the exterior of the Building or on any other part of the Property;

          (d) the right to use all or any part of the roof of the Building, to construct additional stories or other structures adjacent to or over all or any part of the Building, the right to erect temporary scaffolds and other aids of construction provided the front access (and rear access, if any) of the Premises is not denied, and the right to use the side or rear walls of the Premises and the Building provided that such use does not encroach on the interior of the Premises,

          (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

          (f) the right to permit any particular business or undertaking in the Building.

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
     9. Enforcement. Tenant acknowledges that Landlord shall have no duty or obligation to enforce these Rules and Regulations as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its agents, employees, customers, contractors, visitors or licensees.



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
                    FIRST SUPPLEMENTAL LEASE AGREEMENT

     The FIRST SUPPLEMENTAL LEASE AGREEMENT made this 23 day of January, 2001 between OLD CARRIAGE ASSOCIATES, hereinafter referred to as "Landlord") and CRYOMEDICAL SCIENCES, INC., (hereinafter referred to as "Tenant").

     WHEREAS, the parties have entered into an Agreement of Lease dated April 27, 2000, for the rental to Tenant of 1113 Old North Point Road being 1,500 square feet, Unit I.

     WHEREAS, the Tenant has agreed to exercise its option to renew for one (1) year effective May 15, 2001.

     WHEREAS, the Tenant desires to lease the adjacent Unit "J" effective March 1, 2001 to May 14, 2002. Tenant may have occupancy of the suite for purposes of renovation upon execution of Lease by all parties. BGE meter to be put in Tenant's name upon receipt of key.

     NOW, THEREFORE, in consideration of the Premises and of the payment of rent and of other good and valuable considerations, the parties hereby agree as follows:

     1.   Commencing March 1, 2001 rent for Unit J shall be:

          3/1/2001 to 4/30/2001         -         $750.00 per month
          5/1/2001 to 5/14/2001         -         $375.00 per month

          The rent for Units I and J shall be:

          5/15/2001 to 5/14/2002        -         $18,900.00 per year
                                                  $ 1,575.00 per month


     2. It is expressly agreed by the parties hereto that all sums of money due from Tenant to Landlord pursuant to the terms of the referenced Agreement of Lease, or any Amendment hereto, shall be deemed additional rent and subject to all provisions of the Lease or applicable law with respect to rent.

     3. Except as herein modified, the terms and conditions of the Agreement of Lease dated April 27, 2000, shall remain in full force and effect.

     4. Tenant, at its expense, shall make all improvements to the space. Landlord grants to Tenant permission to make opening in block wall so that there is access between Unit I and J. Tenant, at its expense, shall enclose opening with similar block materials upon vacating space.

     5.   Landlord, at its expense, shall repair or replace rear personnel door.

     IN WITNESS WHEREOF, the parties hereto have executed this First Supplemental Lease Agreement, or have caused the same to be executed by their duly authorized representatives, the date and year first above written.

     WITNESS:                           LANDLORD:
                                        OLD CARRIAGE ASSOCIATES



              [SIG]                                 [SIG]
    -------------------------         BY:------------------------------
                                                  The Landlord



     WITNESS:                         TENANT:
                                      CRYOMEDICAL SCIENCES, INC.



              [SIG]                                 [SIG]
    -------------------------         BY:------------------------------
                                                  The Tenant

                    SECOND SUPPLEMENTAL LEASE AGREEMENT

     The SECOND SUPPLEMENTAL LEASE AGREEMENT made this   day of March, 2001
between OLD CARRIAGE ASSOCIATES, (hereinafter referred to as "Landlord") and CRYOMEDICAL SCIENCE, INC., (hereinafter referred to as "Tenant").

     WHEREAS, the parties have entered into an Agreement of Lease dated April 27, 2000 and amended January 23, 2001, for the rental to Tenant of a portion of 1113 Old North Point Road, Units I & J being 3,000 square feet.

     NOW, THEREFORE, in consideration of the Premises and of the payment of rent and of other good and valuable considerations, the parties hereby agree as follows.

     It is agreed that the Tenant shall have the privilege of renewing this lease for four (4) additional terms of one (1) year under the same terms and conditions contained in this lease, except said rental for each year option period shall be as follows:

     1. The "Commencement Date" of the option terms of the Lease shall May 15, 2002, and the termination date of the option terms shall be May 14, 2006.

     2. Commencing May 15, 2002 and ending May 14, 2003, the Base Rent described in the Original Agreement will be the annual sum of Nineteen Thousand Four Hundred Sixty Seven Dollars ($19,467.00) payable in equal monthly payments of One Thousand Six Hundred Twenty Two Dollars and Twenty Five Cents ($1,622.25) each.

     3. Commencing May 15, 2003 and ending May 14, 2004, the Base Rent described in the Original Agreement will be the annual sum of Twenty Thousand Fifty One Dollars and One Cents ($20,051.01) payable in equal monthly payments of One Thousand Six Hundred Seventy Dollars and Ninety Two Cents ($1,670.92) each.

     4. Commencing May 15, 2004 and ending May 14, 2005, the Base Rent described in the Original Agreement will be the annual sum of Twenty Thousand Six Hundred Fifty Two Dollars and Fifty Four Cents ($20,652.54) payable in equal monthly payments of One Thousand Seven Hundred Twenty One Dollars and Five
Cents ($1,721.05) each.

     5. Commencing May 15, 2005 and ending May 14, 2006, the Base Rent described in the Original Agreement will be the annual sum of Twenty One Thousand Two Hundred Seventy Two Dollars and Twelve Cents ($21,272.12) payable in equal monthly payments of One Thousand Seven Hundred Seventy Two Dollars and Sixty Eight Cents ($1,772.68) each.

          Notice of election to exercise this renewal must be given Landlord in writing at least one hundred twenty (120) days prior to the expiration of the then current term of this lease.

     6. It is expressly agreed by the parties hereto that all sums of money due from Tenant to Landlord pursuant to the terms of the referenced Agreement of Lease, or any Amendment hereto, shall be deemed additional rent and subject to all provisions of the Lease or applicable law with respect to rent.

     7. Except as herein modified, the terms and conditions of the Agreement of Lease dated April 27, 2000 and amended January 23, 2001, shall remain in full force and effect

     IN WITNESS WHEREOF, the parties hereto have executed this Second Supplemental Lease Agreement, or have caused the same to be executed by their duly authorized representatives, the date and year first above written.


WITNESS:                           LANDLORD:
                                   OLD CARRIAGE ASSOCIATES


______________________             By:  ______________________
                                        The Landlord



WITNESS:                           TENANT:
                                   CRYOMEDICAL SCIENCE, INC.


______________________             By:  ______________________
                                        The Tenant